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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       AMERICAN PRECISION INDUSTRIES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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
                                [API Letterhead]

April 16, 1998


Mr. Eric Roiter
Vice President and General Counsel
FMR Company
82 Devonshire Street, F5C
Boston, MA  02109



REFERENCE: AMERICAN PRECISION INDUSTRIES INC. MARCH 25, 1998 PROXY STATEMENT:
ITEMS (2.) APPROVAL OF THE PROPOSED 1998 EMPLOYEES STOCK OPTION PLAN, (3.) APPROVAL OF THE PROPOSED 1997 OFFICERS STOCK OPTION PLAN AND (4.) APPROVAL OF AMENDMENTS AND PROPOSED AMENDMENTS TO 1995 DIRECTORS STOCK OPTION PLAN.


Dear Mr. Roiter:

It is my understanding that FMR has inquired whether the three option plans which are proposed for adoption at American Precision Industries Inc.'s annual meeting scheduled for April 24, 1998, contain language which would allow the "re-pricing" of outstanding options.

First, I would like to point out that API has never re-priced any outstanding options and has no intention to do so under the proposed plans. Furthermore, it is our position that the proposed plans do not allow for amendments that contradict specified terms of the plans. As an example, the 1998 and 1997 plans specifically state that the exercise price for each Share subject to an Option shall not be less than the Fair Market Value of a Share on the date of the Option grant. The re-pricing of an option would violate this provision of the plans and, accordingly, would not be permissible under the plans as proposed. Management will recommend to the Compensation Committee of the Board of Directors that it formally adopt this position.

Please let me know if you require further information.

With kind regards,


/s/ Deborah K. Pawlowski

Deborah K. Pawlowski
Assistant Secretary

                                [API Letterhead]

April 16, 1998


Mr. Brent Miley
David L. Babson & Co. Inc.
One Memorial Drive
Cambridge, MA 02142-1300


REFERENCE: AMERICAN PRECISION INDUSTRIES INC. MARCH 25, 1998 PROXY STATEMENT:
ITEMS (2.) APPROVAL OF THE PROPOSED 1998 EMPLOYEES STOCK OPTION PLAN, (3.) APPROVAL OF THE PROPOSED 1997 OFFICERS STOCK OPTION PLAN AND (4.) APPROVAL OF AMENDMENTS AND PROPOSED AMENDMENTS TO 1995 DIRECTORS STOCK OPTION PLAN.


Dear Brent:

It is my understanding that FMR has inquired whether the three option plans which are proposed for adoption at American Precision Industries Inc.'s annual meeting scheduled for April 24, 1998, contain language which would allow the "re-pricing" of outstanding options.

First, I would like to point out that API has never re-priced any outstanding options and has no intention to do so under the proposed plans. Furthermore, it is our position that the proposed plans do not allow for amendments that contradict specified terms of the plans. As an example, the 1998 and 1997 plans specifically state that the exercise price for each Share subject to an Option shall not be less than the Fair Market Value of a Share on the date of the Option grant. The re-pricing of an option would violate this provision of the plans and, accordingly, would not be permissible under the plans as proposed. Management will recommend to the Compensation Committee of the Board of Directors that it formally adopt this position.

Please let me know if you require further information.

With kind regards,


/s/ Deborah K. Pawlowski

Deborah K. Pawlowski
Assistant Secretary